Exhibit 99.1

         ADTRAN, Inc. Reports First Quarter 2005 Results and
                   Declares Quarterly Cash Dividend

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 18, 2005--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter ended March 31, 2005. Sales were $104,577,000 for the quarter compared to $114,039,000 for the first quarter of 2004.
    Net income was $15,220,000 for the quarter compared to $20,398,000 for the first quarter of 2004. Earnings per share, assuming dilution, were $0.20 for the quarter compared to $0.25 for the first quarter of 2004.
    Gross margin improved to 57.6% for the quarter compared to 57.1% in the first quarter of 2004. The increase in gross margin is principally the result of continuing improvements in manufacturing efficiencies and product cost reductions.
    Net cash provided by operating activities totaled $24 million for the quarter. Unrestricted cash and marketable securities totaled $292 million, at March 31, 2005, after repurchasing 1.15 million shares of common stock during the quarter for $20.7 million.
    ADTRAN Chairman and Chief Executive Officer Mark Smith stated, "Our results for the quarter benefited from sequential growth in Systems revenue which included sequential revenue increases in DSLAM, optical access and NetVanta product categories. Increases in these categories offset seasonal declines normally seen in the first quarter and provided a positive impact to gross margins."
    The Company also announced that its Board of Directors declared a cash dividend for the eighth consecutive quarter. The quarterly cash dividend is $0.08 per common share to be paid to holders of record at the close of business on May 5, 2005. The ex-dividend date is May 3, 2005 and the payment date is May 19, 2005.
    The Company also confirmed that its first quarter conference call will be held Tuesday, April 19 at 9:30 a.m. Central Time. Guidance for the second quarter and year 2005 will be issued during this conference call. This conference call will be webcast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.
    An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.
    ADTRAN, Inc. is one of the world's most successful network access equipment suppliers, with a 17-year history of profitability and a portfolio of more than 1,300 solutions for use in the last mile of today's telecommunications networks. Widely deployed by both carriers and enterprises, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major domestic service provider and many international ones, as well as by thousands of public, private and government organizations worldwide.

    This press release contains forward-looking statements which reflect management's best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2004. Such risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.



                  Condensed Statements of Income (1)
              For the quarters ending 3/31/05 and 3/31/04
                 (In thousands, except per share data)
                               Unaudited

                                                     First     First
                                                    Quarter   Quarter
                                                     2005      2004
                                                   --------- ---------

Sales                                              $104,577  $114,039

Cost of Sales                                       $44,349   $48,951
                                                   --------- ---------

Gross Profit                                        $60,228   $65,088


Selling, general and administrative expenses        $22,949   $21,840
Research and development expenses                   $16,343   $14,817
                                                   --------- ---------


Profit from operations                              $20,936   $28,431


Interest expense                                      ($583)    ($644)
Other income (primarily interest)                    $2,848    $2,432
                                                   --------- ---------


Income before provision for income taxes            $23,201   $30,219


Provision for income taxes                          ($7,981)  ($9,821)
                                                   --------- ---------


Net income                                          $15,220   $20,398
                                                   ========= =========



Weighted average shares
       Basic                                         75,754    79,500
       Diluted  (2)                                  77,318    82,792

Earnings per common share
       Basic                                          $0.20     $0.26
       Diluted  (2)                                   $0.20     $0.25


(1) Certain reclassifications have been made to the 2004 Income
    Statement in order to conform with the 2005 presentation. These reclassifications had no effect on previously reported net income.
(2) Assumes exercise of dilutive stock options calculated under the treasury stock method.


                       Condensed Balance Sheet
                            March 31, 2005
                              Unaudited
                            (In thousands)

                                                           March 31,
                                                             2005
                                                         -------------
Assets

Cash & cash equivalents                                       $48,892
Short-term investments                                       $134,110
Accounts receivable (net)                                     $64,883
Other receivables                                              $4,571
Income tax receivables                                             $0
Inventory (net)                                               $40,426
Prepaid expenses and other current assets                      $7,372
                                                         -------------

Total current assets                                         $300,254

Equipment (net)                                               $21,879
Land                                                           $4,263
Bldg. & land improvements (net)                               $62,175
Other assets                                                     $584
Long-term investments                                        $161,022
                                                         -------------

Total long-term assets                                       $249,923

Total assets                                                 $550,177
                                                         =============


Liabilities and stockholders' equity

Accounts payable                                              $22,226
Accrued wages and benefits                                     $5,835
Accrued income taxes                                           $6,335
Accrued liabilities                                            $5,098
                                                         -------------

Total current liabilities                                     $39,494

Deferred tax liabilities                                       $3,770
Other non-current liabilities                                  $2,674
Long-term debt                                                $50,000
                                                         -------------

Total long-term liabilities                                   $56,444

Total liabilities                                             $95,938

Stockholders' equity                                         $454,239
                                                         -------------

Total liabilities and stockholders' equity                   $550,177
                                                         =============

    CONTACT: ADTRAN, Inc., Huntsville
             Jim Matthews, 256-963-8775
             or
             Investor Services/Assistance:
             Charlene Little, 256-963-8611
             or
             Cathy Bartels, 256-963-8220